UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2007

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)
(571) 382-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 12, 2007, Tier Technologies, Inc. (the “Company”) amended the Rights Agreement, dated January 10, 2006, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the “Rights Agreement”), by entering into a First Amendment to the Rights Agreement (the “Amendment”).

Pursuant to the Amendment, the definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement has been amended to increase the beneficial ownership threshold from 10% to 15%.  In addition, a conforming change has been made to Section 3(a) of the Rights Agreement by replacing the figure “10%” in that Section with the figure “15%”.

This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03.  Material Modifications to Rights of Security Holders.

See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits.

       (d) Exhibits

               See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

Date: July 12, 2007	By: /s/ David E. Fountain
Name: David E. Fountain
Title: Chief Financial Officer

Exhibit Index
Exhibit No	Description
4.1	First Amendment to Rights Agreement, dated July 12, 2007, between Tier Technologies, Inc. and American Stock Transfer and Trust Company, as Rights Agent.